SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2) ______

JPMORGAN CHASE BANK (Exact name of trustee as specified in its charter)

New York	13-4994650
(State of incorporation	(I.R.S. employer
if not a national bank)	identification No.)

270 Park Avenue
New York, New York	10017
(Address of principal executive offices)	(Zip Code)

William H. McDavid General Counsel 270 Park Avenue New York, New York 10017 Tel: (212) 270-2611 (Name, address and telephone number of agent for service)
THE RYLAND GROUP, INC. (Exact name of obligor as specified in its charter)

MARYLAND	52-0849948
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification No.)

24025 Park Sorrento , Suite 400
Calabasas, California	91302
(Address of principal executive offices)	(Zip Code)

Debt Securities
(Title of the indenture securities)

GENERAL

Item 1. General Information.

     Furnish the following information as to the trustee:

     (a)  Name and address of each examining or supervising authority to which it is subject.

New York State Banking Department, State House, Albany, New York 12110.

Board of Governors of the Federal Reserve System, Washington, D.C., 20551

Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y

Federal Deposit Insurance Corporation, Washington, D.C., 20429.

     (b)  Whether it is authorized to exercise corporate trust powers.

Yes

Item 2. Affiliations with the Obligor and Guarantors.

     If the obligor or any Guarantor is an affiliate of the trustee, describe each such affiliation.

     None.

Item 16. List of Exhibits

     List below all exhibits filed as a part of this Statement of Eligibility.

     1.     A copy of the Restated Organization Certificate of the Trustee dated March 25, 1997 and the Certificate of Amendment dated October 22, 2001 (see Exhibit 1 to Form T-1 filed in connections with Registration Statement No. 333-76894, which is incorporated by reference.)

     2.     A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

     3.     None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

     4.     A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement 333-76894, which is incorporated by reference.)

     5.     Not applicable.

     6.     The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

     7.     A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

     8.     Not applicable.

     9.     Not applicable.

SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 26thth day of September, 2002.

JPMORGAN CHASE BANK

By /s/James D.Heaney James D. Heaney Vice President

Exhibit 7 to Form T-1

Bank Call Notice

RESERVE DISTRICT NO. 2
CONSOLIDATED REPORT OF CONDITION OF

JPMorgan Chase Bank
of 270 Park Avenue, New York, New York 10017
and Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System,

at the close of business June 30, 2002, in
accordance with a call made by the Federal Reserve Bank of this
District pursuant to the provisions of the Federal Reserve Act

Dollar Amounts
ASSETS	in Millions

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$20,772
Interest-bearing balances	10,535
Securities:
Held to maturity securities	419
Available for sale securities	59,953
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	6,054
Securities purchased under agreements to resell	74,680
Loans and lease financing receivables:
Loans and leases held for sale	11,686
Loans and leases, net of unearned income $168,109
Less: Allowance for loan and lease losses 3,241
Loans and leases, net of unearned income and allowance	164,868
Trading Assets	179,236
Premises and fixed assets (including capitalized leases)	5,999
Other real estate owned	60
Investments in unconsolidated subsidiaries and associated companies	376
Customers’ liability to this bank on acceptances outstanding	273
Intangible assets
Goodwill	2,156
Other Intangible assets	5,786
Other assets	38,554

TOTAL ASSETS	$581,407

LIABILITIES

Deposits
In domestic offices		$158,559
Noninterest-bearing	$65,503
Interest-bearing	93,056
In foreign offices, Edge and Agreement subsidiaries and IBF’s		129,207
Noninterest-bearing	$9,645
Interest-bearing	119,562

Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		15,942
Securities sold under agreements to repurchase		88,781
Trading liabilities		105,568
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		12,583
Bank’s liability on acceptances executed and outstanding		278
Subordinated notes and debentures		9,249
Other liabilities		26,053
TOTAL LIABILITIES		546,220
Minority Interest in consolidated subsidiaries		100

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,785
Surplus (exclude all surplus related to preferred stock)	16,304
Retained earnings	17,013
Accumulated other comprehensive income	(15)
Other equity capital components	0
TOTAL EQUITY CAPITAL	35,087

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL	$581,407

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in- structions issued by the appropriate Federal regulatory authority and is true and correct.

WILLIAM B. HARRISON, JR. ) HELENE L. KAPLAN ) WILLLIAM H. GRAY III )